Exhibit 99.1

JDA Investor Relations Contacts:
Lawrence Delaney, Jr., The Berlin Group
Tel: 714-734-5000; larry@berlingroup.com
JDA Software Group, Inc.	Kristen L. Magnuson, Executive Vice President & Chief Financial
NEWS RELEASE	Officer, JDA Software Group, Inc.
Tel: 480-308-3000
JDA Software Reports Updated Fourth Quarter, Year-End 2005 Results
Scottsdale, Ariz. – January 23, 2006 – JDA® Software Group, Inc. today reported updated financial results for the fourth quarter and year ended December 31, 2005. JDA reported total revenues of $55.1 million and software revenues of $15.6 million for fourth quarter 2005, compared to total revenues of $57.3 million and software revenues of $20.3 million for fourth quarter 2004.
     JDA reported adjusted non-GAAP earnings for fourth quarter 2005 of $0.15 per share, which excludes amortization of intangibles and acquired software technology, impairment losses, and net tax benefits, compared to adjusted non-GAAP earnings per share of $0.14 for fourth quarter 2004. Adjusted non-GAAP earnings for fourth quarter 2004 exclude amortization of intangibles and acquired software technology, and certain non-recurring restructuring charges and adjustments to acquisition reserves, an impairment loss and net tax benefits, all of which are itemized in the attached schedule of non-GAAP measures of performance. These results are consistent with the preliminary fourth quarter 2005 results announced on January 9, 2005. The Company reported that GAAP net income (loss) for fourth quarter 2005 would be between $0.02 to ($0.04) per share compared to GAAP net income of $0.01 per share in fourth quarter 2004. The Company’s projected range of GAAP net income (loss) includes an impairment charge of between $7.0 million and $9.7 million related to goodwill in the Company’s In-Store Systems business segment that will be recorded in fourth quarter 2005. For purposes of the attached financial statements and schedule of non-GAAP measures of performance, the Company has included an impairment charge of $8.35 million, which represents the mid-point of the estimated range of loss.
     Final determination of the impairment charge is subject to JDA’s financial reporting processes and procedures as well as testing by JDA’s outside auditors. The Company expects to issue an additional press release with a final reporting of GAAP net income once its processes are complete. The Company does not expect these processes will cause a delay in the timely filing of its Form 10-K for the fiscal year ended December 31, 2005.
     “We closed 100 software license deals in fourth quarter including three deals in excess of $1.0 million,” commented Hamish Brewer, JDA Chief Executive Officer. “As a result of this performance we remain confident that we can deliver earnings and revenue growth in 2006 and will be providing guidance for both during our earnings call today.”
Fourth Quarter 2005 Highlights
•	Global Acceptance of New Products on Microsoft .NET: JDA signed four new agreements with customers this quarter for its next generation PortfolioEnabled® applications. Existing JDA customer, Vomar Voordeelmarkt BV, a Netherlands-based supermarket chain, signed for Portfolio
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Replenishment Optimization by E3®. Other current JDA customers, including Hallmark Cards, Inc. and Brazin Limited of Australia are among the retailers to license Enterprise Planning by Arthur®.

•	Regional Sales Activity: Deal slippage caused all regions to fall short of expectations in fourth quarter 2005. JDA’s Americas region delivered $10.2 million or 66% of total software revenues for fourth quarter 2005 compared to $14.2 million or 82% of total software revenues in third quarter 2005. Europe and Asia Pacific generated software sales of $2.8 million and $2.5 million respectively, compared to $2.8 million and $345,000, respectively, in the third quarter of 2005.

•	Circuit City Stores, Inc, Michaels Stores, Inc. Sign Agreements: Among the deals that JDA signed in fourth quarter, its Americas region closed three significant contracts with existing JDA customers, including wins at Circuit City Stores, Retail Brand Alliance, Inc and Comercial ECCSA, S.A. (Ripley’s) of Chile. Several current JDA customers, including Michaels Stores, Inc., David’s Bridal, Food Lion, LLC and The Dannon Company Inc. also licensed either additional JDA Portfolio® products or expanded their current license agreements during fourth quarter 2005.

•	Continued Demand for Strategic Merchandise Management: JDA reported that 76% of its software license revenues came from retail enterprise systems, including Portfolio Strategic Merchandise Management™ applications; 20% were for collaborative solutions, including Portfolio Category Management™ applications and 4% of software revenues were for in-store systems, including Portfolio Workforce Management™. JDA continued to increase market share for its collaborative solutions with 296 trading partner pairs relying on JDA solutions to support over $4.9 billion in annual trading volume, up from 250 trading partner pairs in fourth quarter 2004.

•	Strong Cash Position: JDA ended 2005 with $111.5 million in cash and marketable securities as compared to $97.1 million at December 31, 2004. JDA generated $10.3 million in cash flow from operations during fourth quarter 2005, compared to $2.6 million in fourth quarter 2004 and $2.7 million in third quarter 2005. DSOs were 69 days at December 31, 2005, compared to 79 days at September 30, 2005 and 62 days at December 31, 2004. During the quarter JDA invested $952,000 in capital expenditures, primarily for ongoing IT projects. The company had $26.8 million in deferred revenue and no debt at December 31, 2005.
Fiscal Year 2005 Results
     For the twelve months ended December 31, 2005, total revenues were $215.8 million compared to $216.9 million for 2004. With $58.5 million in software license revenues and $86.4 million in maintenance revenues, product revenues for 2005 increased to $144.9 million compared to $139.5 million in 2004. Service revenues decreased to $70.9 million in 2005 from $77.4 million in 2004.
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     JDA reported adjusted non-GAAP earnings for 2005 of $0.58 per share compared to adjusted non-GAAP earnings of $0.30 per share for 2004. The non-GAAP earnings results exclude amortization of intangibles and acquired software technology, restructuring charges and adjustments to acquisition reserves, impairment losses and net tax benefits, all of which are itemized in the attached schedule of non-GAAP measures of performance. JDA reported that GAAP net income is expected to be between $0.24 and $0.30 per share for 2005, depending upon the final determination of the impairment charge related to our In-Store Systems business segment, compared to GAAP net income of $0.07 per share in 2004. As previously mentioned, for purposes of the attached financial statements and schedule of non-GAAP measures of performance the Company has included an impairment charge of $8.35 million, which represents the mid-point of the estimated range of loss.
     Cash flow from operations was $20.5 million for 2005 as compared to $24.8 million during 2004.
Conference Call Information
     JDA will host a conference call at 4:45 pm Eastern today to discuss fourth quarter earnings results. To participate in the call, dial 1-800-921-9431 (United States) or 1-973-935-8505 (International) and ask the operator for the “JDA Software Group, Inc. Fourth Quarter 2005 Earnings Release Conference Call.” A replay of the conference call will begin January 23, 2006 immediately following the call and will end on February 23, 2006 at 12:00 am EST. Callers can hear the replay by dialing 1-877-519-4471 (United States) or 1-973-341-3080 (International) using replay pin number: 6807303.
     To participate in a live Web cast of the call, visit JDA’s Investor Relations Web page at www.jda.com or the following web page: http://viavid.net/dce.aspx?sid=00002BF5 at the time of the conference call. An archived version of the Web cast will be accessible from the same link for one year from the conference date.
About JDA Software
     JDA® Software Group, Inc. (Nasdaq:JDAS) is the global leader in helping more than 4,900 retail, manufacturing and wholesale customers in 60 countries realize real demand chain results. By capitalizing on its market position and financial strength, JDA commits significant resources to advancing the JDA Portfolio® suite of demand chain solutions. JDA Portfolio software enables high performance planning, promoting, flowing, pricing, managing and selling of finished goods from the supplier warehouse to the consumer. With offices in major cities around the world, JDA employs the industry’s most experienced demand chain experts to develop, deliver and support its solutions. For more information, visit jda.com, email info@jda.com or call 1-800-479-7382.

This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include the continued uncertainty of expected financial results for the fourth quarter of 2005, the expected timing for completion of analysis of the impairment charge related to our In-
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Store Systems business segment and the reporting of final fourth quarter results, and Mr. Brewer’s statements regarding the overall outlook for the Company’s business in 2006 and the prospects for earnings expansion in 2006. Future events may involve risks and uncertainties, including, but not limited to: (i) the possibility that our final results for the fourth quarter may differ from our preliminary results reported in this press release, particularly since neither we nor our auditors have completed our review of our fourth quarter results; (ii) uncertainties inherent in predicting closure of delayed business and future earnings results future in volatile markets and industries such as our own; and (iii) other risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. As a result of these and other risks, actual results may differ materially from those predicted. We undertake no obligation to update information in this release.
“JDA,” “JDA Portfolio” and “PortfolioEnabled” are trademarks or registered trademarks of JDA Software Group. Any trade, product or service name referenced in this document using the name “JDA” is a trademark and/or property of JDA Software Group. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders’.

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JDA SOFTWARE GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 31	December 31,
	2005	2004
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$71,035	$61,344
Marketable securities	40,472	35,778

Total cash and marketable securities	111,507	97,122

Accounts receivable, net	42,415	39,524
Deferred tax asset	4,361	3,578
Prepaid expenses and other current assets	8,142	8,242
Promissory note receivable	1,213	2,736

Total current assets	167,638	151,202

Property and Equipment, net	42,825	48,324

Goodwill	61,894	69,901

Other Intangibles, net
Customer lists	24,775	28,347
Acquired software technology	15,739	20,749
Trademarks	2,391	2,591

	42,905	51,687

Deferred Tax Asset	16,181	11,453

Total assets	$331,443	$332,567

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,768	$3,104
Accrued expenses and other liabilities	18,677	24,645
Income tax payable	1,386	215
Deferred revenue	26,775	28,418

Total current liabilities	48,606	56,382

Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued or outstanding	—	—
Common stock, $.01 par value; authorized, 50,000,000 shares; issued 30,222,983 and 29,596,697 shares, respectively	302	296
Additional paid-in capital	257,936	248,633
Deferred compensation	(845)	—
Retained earnings	39,843	32,012
Accumulated other comprehensive loss	(1,188)	(204)

	296,048	280,737
Less treasury stock, at cost, 1,162,202 and 414,702 shares, respectively	(13,211)	(4,552)

Total stockholders’ equity	282,837	276,185

Total liabilities and stockholders’ equity	$331,443	$332,567

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JDA SOFTWARE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except earnings per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
REVENUES:
Software licenses	$15,573	$20,302	$58,508	$59,211
Maintenance services	22,100	20,897	86,417	80,240

Product revenues	37,673	41,199	144,925	139,451

Consulting services	15,633	14,573	64,901	71,251
Reimbursed expenses	1,790	1,527	5,997	6,172

Service revenues	17,423	16,100	70,898	77,423

Total revenues	55,096	57,299	215,823	216,874

COST OF REVENUES:
Cost of software licenses	214	689	1,638	2,191
Amortization of acquired software technology	1,255	1,299	5,009	5,158
Cost of maintenance services	5,658	5,259	22,700	19,975

Cost of product revenues	7,127	7,247	29,347	27,324

Cost of consulting services	12,450	12,446	50,882	53,229
Reimbursed expenses	1,790	1,527	5,997	6,172

Cost of service revenues	14,240	13,973	56,879	59,401

Total cost of revenues	21,367	21,220	86,226	86,725

GROSS PROFIT	33,729	36,079	129,597	130,149

OPERATING EXPENSES:
Product development	11,148	13,059	44,351	52,800
Sales and marketing	10,830	12,438	40,386	45,608
General and administrative	7,333	6,171	27,071	24,922
Amortization of intangibles	978	849	3,572	3,388
Restructuring charge and adjustments to acquisition reserves	—	3,281	2,439	6,105
Loss on impairment of goodwill	8,350	—	8,350	—
Loss on impairment of trademark	200	1,100	200	1,100

Total operating expenses	38,839	36,898	126,369	133,923

OPERATING INCOME (LOSS)	(5,110)	(819)	3,228	(3,774)

Net gain on acquisition breakup fee	—	—	—	1,200
Other income, net	812	559	2,636	2,130

INCOME (LOSS) BEFORE INCOME TAXES	(4,298)	(260)	5,864	(444)

Income tax benefit	(4,094)	(453)	(1,967)	(2,453)

NET INCOME (LOSS)	$(204)	$193	$7,831	$2,009

BASIC EARNINGS (LOSS) PER SHARE	$(.01)	$.01	$.27	$.07

DILUTED EARNINGS (LOSS) PER SHARE	$(.01)	$.01	$.27	$.07

SHARES USED TO COMPUTE:
Basic earnings (loss) per share	28,853	29,135	28,825	29,072

Diluted earnings (loss) per share	28,853	29,515	29,290	29,494

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JDA SOFTWARE GROUP, INC.
NON-GAAP MEASURES OF PERFORMANCE
(in thousands, except share data, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2005	2004	2005	2004

NON-GAAP OPERATING INCOME

Operating income (loss) (GAAP BASIS)	$(5,110)	$(819)	$3,228	$(3,774)

Adjustments for non-GAAP measures of performance:
Add back amortization of acquired software technology	1,255	1,299	5,009	5,158
Add back amortization of intangibles	978	849	3,572	3,388
Add back restructuring charge and adjustments to acquisition reserves	—	3,281	2,439	6,105
Add back loss on impairment of goodwill	8,350	—	8,350	—
Add back loss on impairment of trademark	200	1,100	200	1,100
Add back stock-based compensation expense – restricted stock units.	275	—	351	—

Adjusted non-GAAP operating income	$5,948	$5,710	$23,149	$11,977

NON-GAAP OPERATING INCOME, as a percentage of revenue

Operating income (loss) (GAAP BASIS)	(9%)	(1%)	1%	(2%)

Adjustments for non-GAAP measures of performance:
Amortization of acquired software technology	2%	2%	3%	2%
Amortization of intangibles	2%	1%	2%	2%
Restructuring charge and adjustments to acquisition reserves	—	6%	1%	3%
Loss on impairment of goodwill	15%	—	4%
Loss on impairment of trademark	—	2%	—	1%
Stock-based compensation expense – restricted stock units	1%	—	—	—
Adjusted non-GAAP operating income	11%	10%	11%	6%

NON-GAAP EARNINGS PER SHARE

Diluted earnings (loss) per share (GAAP BASIS)	$(.01)	$.01	$.27	$.07

Adjustments for non-GAAP measures of performance, net of tax: (1)
Add back amortization of acquired software technology	.03	.03	.12	.11
Add back amortization of intangibles	.02	.02	.08	.08
Add back restructuring charge and adjustments to acquisition reserves	—	.07	.06	.14
Add back loss on impairment of goodwill	.18	—	.18
Add back loss on impairment of trademark	.01	.02	—	.02
Deduct net gain on acquisition break-up fee	—	—	—	(.03)
Deduct gain on sale of securities	—	—	—	(.01)
Extra-territorial income deduction for tax years 2002 thru 2004	(.08)	—	(.08)	—
Other net tax benefits resulting from revisions of tax estimates in prior years and certain foreign tax positions and contingencies	—	(.01)	(.05)	(.08)

Adjusted non-GAAP diluted earnings per share	$.15	$.14	$.58	$.30

(1)	Effective annual tax rates have been used to calculate the quarterly impact of the adjustments for non-GAAP measures of performance in the three months ended December 31, 2005 and 2004. The only exception is the estimated impairment charge for goodwill in our In-Store Systems business segment which has been tax effected at the Company’s ending deferred rate of 36.05%.

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Add x JDAS 4Q05 Earnings

CASH FLOW INFORMATION

Net cash provided by operating activities	$10,281	$2,552	$20,536	$24,845

Net cash used in investing activities:
Purchase of corporate office facility	$—	$—	$—	$(23,767)
Purchase of Timera Texas, Inc.	—	—	—	(13,574)
Net (purchase) maturity of marketable securities	(5,106)	415	(4,673)	1,475
Purchase of other property and equipment	(952)	(3,375)	(4,860)	(12,067)
Acquisition break-up fee	—	—	—	3,750
Other, net	20	(198)	1,505	70

	$(6,038)	$(3,158)	$(8,028)	$(44,113)

Net cash provided by (used in) financing activities:
Purchase of treasury stock	$—	$—	$(8,659)	$—
Issuance of common stock – stock option plans	5,772	1,215	7,258	1,793
Other, net	—	(10)	(13)	(70)

	$5,772	$1,205	$(1,414)	$1,723